SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 31, 2007
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2007, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) approved cash incentive compensation payouts, annual long term incentive compensation equity awards, and a special award for certain of the Company’s executive officers, as well as $23,640 CDN in supplemental compensation for John W. Scullion, the Company’s President and Chief Operating Officer.
Incentive Compensation
The cash incentive compensation payments are in respect of the officers’ and the Company’s performance for the year ended December 31, 2006, are to be paid on February 28, 2007 for U.S. executives and on March 16, 2007 for the Canadian executive, and are pursuant to the Company’s previously approved Executive Annual Incentive Plan (the “EAI Plan”). As detailed in the Company’s previously filed 2006 Proxy Statement, the award of cash incentive compensation for the executive officers under the EAI Plan is based on obtaining business unit-specific and/or corporate EBITDA targets, business unit-specific and/or corporate revenue targets, and a target level of employee satisfaction. Targets, including a minimum cash earnings per share (“EPS”) threshold in order to be eligible for the revenue component, are set at the beginning of each year and are approved by the Compensation Committee and the Board. The criteria described above will also generally apply to executive cash incentive compensation payouts for 2007.
Using the criteria set forth above, the following cash incentive compensation payouts for 2006 were approved for the Company’s chief executive officer, chief financial officer and next three most highly compensated executive officers (“Named Executive Officers”):

Name	Title	Incentive Pay Amount
J. Michael Parks	Chief Executive Officer and Chairman	$1,571,625
Edward J. Heffernan	EVP and Chief Financial Officer	$685,229
John W. Scullion	President and Chief Operating Officer	$1,002,073	CDN
Ivan M. Szeftel	EVP and President, Retail Credit Services	$891,911
Dwayne H. Tucker	EVP and President, Transaction Services	$354,061
Equity Awards
As detailed in the Company’s previously filed 2006 Proxy Statement, for the Company’s executive officers, the Compensation Committee generally seeks to keep base salary targeted at or near the 60th percentile, total cash compensation (including base salary and cash incentive compensation) targeted at or near the 75th percentile, and total direct compensation (including base salary, cash incentive compensation and long term incentive compensation) targeted at or near the 75th percentile, in each case relative to both peer competitors and market/industry survey data. Consistent with the Company’s executive compensation philosophy, on December 6 and 7, 2006, the Compensation Committee and the Board determined the 2007 target total dollar value of long term incentive compensation for each of the executive officers of the Company.
In accordance with this determination, the Compensation Committee and the Board, on January 31, 2007, approved equity grants representing such long term incentive compensation to each of the executive officers of the Company, to be awarded on February 21, 2007. Such long term incentive compensation awards are composed of 1/3 non-qualified stock options for the purchase of the Company’s common stock, 1/3 performance-based restricted stock units and 1/3 time-based restricted stock units, pursuant to the Company’s 2005 Long Term Incentive Plan (the “LTIP”). The exercise price for each of the option grants will be the fair market value of the stock on the date of grant (the average of the high and low prices on the New York Stock

Exchange during the trading hours on the date of grant). Each option grant will vest over three years, and will expire ten years from the date such option was granted. Each award of performance-based restricted stock units may be adjusted up or down at the time of vesting and will vest based on cash EPS growth, with the amount of vesting calibrated based on a fixed grid with a minimum cash EPS growth rate of 10% necessary for the minimum 50% vesting, 18% cash EPS growth for a 100% vesting, and 36% cash EPS growth (or more) for a maximum 200% vesting. These target growth rates were selected to emulate long term historical S&P 500 performance at the 50th, 75th and 90th percentiles, respectively. Each award of time-based restricted stock units will vest over three years. In each case, the executive officer must be employed at the time of vesting to receive the award. The 2007 long term incentive equity award amounts to the Named Executive Officers are as follows:

Name	Title	Incentive Pay Amount
J. Michael Parks	Chief Executive Officer and Chairman	$3,400,000
Edward J. Heffernan	EVP and Chief Financial Officer	$1,250,000
John W. Scullion	President and Chief Operating Officer	$1,500,000
Ivan M. Szeftel	EVP and President, Retail Credit Services	$1,425,000
Dwayne H. Tucker	EVP and President, Transaction Services	$1,025,000
2007 Special Award
On January 31, 2007, the Compensation Committee and the Board also approved for certain of the Company’s executive officers a special award designed to retain and incent those executives, consistent with stockholder value, in recognition of the Company’s proven track record of success attributable to continuity in the executive leadership and the performance of those executive leaders. The special award includes cash and performance-based restricted stock units, split 50% cash and 50% performance-based restricted stock units, with a three-year, back-end loaded vesting schedule of 25%, 25%, and 50%. The restrictions on the performance-based restricted stock units will lapse contingent upon Board approval and meeting a 5% cash EPS growth hurdle for 2007. The executive must also be employed on each vesting date in 2008, 2009 and 2010 (the “Special Award”). The cash portion of the Special Award is pursuant to the EAI Plan, the performance-based restricted stock unit portion of the Special Award is pursuant to the LTIP, and the Special Award is structured to meet the deductibility requirements of Internal Revenue Code Section 162(m). Business needs and other retention considerations led to differentiation among the individual executives in calibrating the Special Award values.
The following Special Awards were approved for the Company’s Named Executive Officers:

Name	Title	Special Award Target
J. Michael Parks	Chief Executive Officer and Chairman	N/A
Edward J. Heffernan	EVP and Chief Financial Officer	$2,700,000
John W. Scullion	President and Chief Operating Officer	$1,725,000
Ivan M. Szeftel	EVP and President, Retail Credit Services	$2,750,000
Dwayne H. Tucker	EVP and President, Transaction Services	$1,250,000
COO Compensation
As previously announced in August 2006, Mr. Scullion was appointed to the offices of President and Chief Operating Officer of the Company, effective October 1, 2006. In recognition of Mr. Scullion’s increased responsibilities, on December 6, 2006, the Compensation Committee approved an increase in the base salary for Mr. Scullion to $529,000 CDN, effective January 1, 2007. On January 31, 2007, the Committee approved supplemental compensation for Mr. Scullion in the amount of $23,640 CDN commensurate with his increased responsibilities during the months October, November and December 2006, before his compensation was increased.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: February 2, 2007	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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